UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 28, 2017
(Date of Report)
November 22, 2017
(Date of earliest event reported)

GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number 001-33988
Delaware		26-0405422
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)
1500 Riveredge Parkway, Suite 100 Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (770) 240-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On November 22, 2017, the U.S. Federal Trade Commission granted early termination, effective immediately, of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the previously announced transaction pursuant to the terms of the Transaction Agreement (the “Transaction Agreement”) by and among Graphic Packaging Holding Company, a Delaware corporation (the “Company”), International Paper Company, a New York corporation (“IP”), Gazelle Newco LLC (now known as Graphic Packaging International Partners, LLC), a Delaware limited liability company and wholly owned subsidiary of the Company (“Newco”), and Graphic Packaging International, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

The early termination of the waiting period under the HSR Act satisfies one of the conditions to consummation of the transactions contemplated by the Transaction Agreement (the “Transactions”) and pursuant to which, among other things, IP will transfer ownership of its North America consumer packaging business to Newco. The consummation of the Transactions remains subject to the satisfaction or waiver (to the extent permitted by applicable law) of the remaining conditions set forth in the Transaction Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Lauren S. Tashma
Name: Lauren S. Tashma Title: Senior Vice President, General Counsel and Secretary
Date: November 28, 2017